  Exhibit 21 - Subsidiaries of Registrant

          Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.


    Name                                                  State of Incorporation
    ----                                                  ----------------------
   American Cablevision Services,  Inc.                     Florida
   Avatar Communities,  Inc.                                Florida
     Avatar Communities of Arizona,  Inc.                   Arizona
     Avatar Communities of California,  Inc.                California
     Avatar Communities of Connecticut,  Inc.               Connecticut
     Avatar Communities of District of Columbia,  Inc.      District of Colombia
     Avatar Communities of Georgia,  Inc.                   Georgia
     Avatar Communities of Illinois,  Inc.                  Illinois
     Avatar Communities of Indiana,  Inc.                   Indiana
     Avatar Communities of Massachusetts,  Inc.             Massachusetts
     Avatar Communities of Michigan,  Inc.                  Michigan
     Avatar Communities of Nevada,  Inc.                    Nevada
     Avatar Communities of New Jersey,  Inc.                New Jersey
     Avatar Communities of New York,  Inc.                  New York
     Avatar Communities of Ohio,  Inc.                      Ohio
     Avatar Communities of Pennsylvania,  Inc.              Pennsylvania
     Avatar Communities of Wisconsin,  Inc.                 Wisconsin
     Avatar Finance,  Inc.                                  Delaware
      Avatar Mortgage Funding,  Inc.                        Delaware
       Avatar Homesite Mortgage Trust                       New York (1)
     Avatar International Sales of U.S.A.,  Inc.            Delaware
   Avatar Properties Inc.                                   Florida
     Avatar Camelot Isles,  Inc.                            Florida
     Avatar Leisure Lakes,  Inc.                            Florida
     Avatar Realty Inc.                                     Delaware
      Avatar Condominium Management Inc.                    Florida
       Avatar Asset Management,  Inc.                       Florida
      Avatar Development Corporation                        Florida
       Harbor Islands Clubs, Inc.                           Florida
       Harbor Islands Community Management, Inc.            Florida
        Harbor Islands Community Services, Inc..            Florida
       Harbor Islands Realty, Inc.                          Florida
      Avatar Georgetown Inc.                                Delaware
      Avatar Realty of Arizona, Inc.                        Arizona
      Dorten,  Inc.                                         Florida
      GACL,  Inc. of California                             California
       Mulholland Hills Associates                          California (2)
       Optimum Environments Inc.                            California
     Avatar Resort Management, Inc.                         Florida
     Avatar Vacation Realty, Inc.                           Florida
      Avatar Vacation Realty of Tennessee, Inc.             Tennessee
     Avatar Vacation Resorts, Inc.                          Florida
      Avatar Beach Resort, Inc.                             Florida
      Poinciana Vacation Resort, Inc.                       Florida
      Sunrise Ridge Resorts, Inc.                           Tennessee
     Avatar Vacation Resorts Club, Inc.                     Florida
     Banyan Bay Development Corporation                     Florida
     Barefoot Bay Corporation                               Florida
     Barefoot Bay Development Corporation                   Florida
     Cape Coral Development Corporation                     Florida
      Cape Coral Realty,  Inc.                              Florida



   Exhibit 21- Subsidiaries of Registrant  (continued)

     Country Club Inn,  Inc.                                Florida
     Fort Myers Construction Co.,  Inc.                     Florida
     Golden Gate Realty,  Inc.                              Florida
     Kissimmee Construction Corporation                     Florida
     Lee Investment Company,  Inc.                          Florida
     Poinciana Golf and Racquet Club,  Inc.                 Florida
     Poinciana New Township,  Inc.                          Florida
     Rio Rico Properties Inc.                               Arizona
      Avatar Homes of Arizona, Inc.                         Arizona
      Rio Rico Golf and Country Club                        Arizona
      Rio Rico Resort Hotel,  Inc.                          Arizona
      Rio Rico Realty,  Inc.                                Arizona
     Tarpon Point,  Inc.                                    Florida
   Parkway Mortgage Company,  Inc.                          Florida
   Rio Rico Utilities Inc.                                  Arizona
   Avatar Utilities Inc.                                    Delaware (3)
     Avatar Utility Services,  Inc.                         Florida
     Poinciana Utilities Inc.                               Florida
     Barefoot Bay Propane Gas Company                       Florida
     Consolidated Water Company                             Delaware (4)
      FCWC Holdings,  Inc.                                  Delaware (5)
       Florida Cities Water Company                         Florida


   Notes to Exhibit 21 - Subsidiaries of Registrant:
   -------------------------------------------------

      (1) Partnership owned 95% by Avatar Mortgage Funding Inc. and 5% by Avatar Properties Inc.

      (2) Partnership owned 99% by GACL, Inc. of California and 1% by Lee Investment Company, Inc.

      (3) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company. All of the outstanding shares of preferred stock of Consolidated Water Company are owned by other interests.

      (4) Consolidated Water Company owns all of the outstanding common stock of FCWC Holdings, Inc.

      (5) FCWC Holdings, Inc. owns all of the common and preferred stock of Florida Cities Water Company. FCWC Holdings, Inc. has one class of preferred stock owned by outside interests.

                                     59